Exhibit 10.1

Final Form

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 3, 2025, by and among QUMS Pubco Ltd., a Cayman Islands exempted company (“PubCo”), Quantumsphere Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), Omnivate Global Ltd., a Cayman Islands exempted company (“HoldCo”), SACH Pte. Ltd., a Singapore private company limited by shares (the “Company”), Whiteowl Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”), and the undersigned parties who hold Subject Shares (as defined below) (such parties, together with the Sponsor, the “Founder Holders”).

WHEREAS, PubCo, SPAC, HoldCo, the Company, and Sach-Merge-Sub Ltd., a Cayman Islands exempted company and a wholly owned subsidiary of PubCo (“Merger Sub”), are concurrently entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement), pursuant to which, among other things, Merger Sub will merge with and into HoldCo, with HoldCo continuing as the surviving company (the “Merger”), and HoldCo will become a wholly owned subsidiary of PubCo. As a result of the Merger, the shareholders of HoldCo will receive the consideration specified in the Merger Agreement;

WHEREAS, each Founder Holder is, as of the date of this Agreement, the sole legal and beneficial owner of the number of outstanding ordinary shares of SPAC (“SPAC Ordinary Shares”) set forth opposite such Founder Holder’s name on Schedule A hereto (such SPAC Ordinary Shares owned by the Founder Holder, together with any additional SPAC Ordinary Shares or other SPAC securities (including any securities convertible into or exercisable or exchangeable for SPAC Ordinary Shares or other equity securities of SPAC) acquired by the Founder Holder after the date hereof and during the term of this Agreement, whether by purchase, dividend, split, recapitalization, combination, reclassification, exchange or otherwise, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, PubCo, SPAC, HoldCo and the Company have requested that each Founder Holder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Representations and Warranties of Each Founder Holder

Each Founder Holder hereby represents and warrants, severally and not jointly, to PubCo, SPAC, HoldCo, and the Company as follows:

1.1 Organization and Standing; Authorization. Such Founder Holder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Founder Holder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and (iv) is duly qualified or licensed and in good standing in its jurisdiction of organization and to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Founder Holder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Founder Holder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Founder Holder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Founder Holder, enforceable against such Founder Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Founder Holder is required to be obtained or made in connection with the execution, delivery or performance by such Founder Holder of this Agreement or the consummation by such Founder Holder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Founder Holder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents (collectively, the “Organizational Documents”) of such Founder Holder, if and as applicable, (b) conflict with or violate any Law, Order or required consent or approval applicable to such Founder Holder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Founder Holder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Founder Holder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Founder Holder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Founder Holder has sole legal and beneficial ownership of the Subject Shares set forth opposite such Founder Holder’s name on Schedule A hereto, and all such Subject Shares are owned by such Founder Holder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, SPAC’s Organizational Documents, applicable federal or state securities laws, or the SEC Reports available on the SEC’s website through EDGAR at least two (2) Business Days prior to the date of this Agreement. Other than the Subject Shares, such Founder Holder does not legally or beneficially own any SPAC Ordinary Shares or any other SPAC shares or securities that are convertible into or exercisable or for SPAC Ordinary Shares or other securities. Such Founder Holder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or SPAC’s Organizational Documents.

1.6 Merger Agreement. Such Founder Holder understands and acknowledges that SPAC, the Company and each Acquisition Entity are entering into the Merger Agreement in reliance upon such Founder Holder’s execution and delivery of this Agreement. Such Founder Holder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. The Founder Holder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, the Company, and each Acquisition Entity to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC, the Company or any Acquisition Entity and based on such information as such Founder Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Founder Holder acknowledges that not of SPAC, the Company or any Acquisition Entity has made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Founder Holder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Founder Holder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II
Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Founder Holder and the Company as follows:

2.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms and subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III
Representations and Warranties of Company

The Company hereby represents and warrants to the Founder Holder and SPAC as follows:

3.1 Organization and Standing. The Company is a private company limited by shares, duly incorporated, validly existing and in good standing under the Laws of Singapore. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, or upon execution and delivery will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when so executed and delivered will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of, or filing with, any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than where the failure to obtain or make any such Consents, filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby and the compliance by the Company with its obligations hereunder will not: (a) conflict with or result in any violation of any provision of the Company’s Organizational Documents; (b) conflict with or violate any Law or Order applicable to the Company or any of its properties or assets; or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice, the passage of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate performance, cancel, terminate or modify any right, benefit, obligation or other term under, any Company Material Contract, except in the case of clauses (b) and (c) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV
Agreement to Vote; Certain Other Covenants of the Founder Holder

Each Founder Holder covenants and agrees with SPAC and the Company during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Mergers. So long as the Company is not in breach of the terms of the Merger Agreement, at any meeting of the shareholders of SPAC called to seek the Required SPAC Shareholder Approval with respect to the SPAC Shareholder Approval Matters (or at any adjournment or postponement thereof), or in connection with any written consent of SPAC (the “Required SPAC Written Consent”), or in any other circumstance upon which a vote, consent or other approval with respect to the Merger Agreement, any Ancillary Document, the Merger or any other Transaction is sought, each Founder Holder shall (i) if a meeting is held, appear at such meeting (in person or by proxy) or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum; and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) all of its Subject Shares (A) in favor of granting the Required SPAC Shareholder Approval (or the Required SPAC Written Consent), and (B) if there are insufficient votes to approve, in favor of any proposal to adjourn or postpone such meeting of the SPAC shareholders to a later date (but in no event later than the Outside Date).

(b) Against Other Transactions. At any meeting of the shareholders of SPAC (or any adjournment or postponement thereof), or in connection with any written consent of SPAC shareholders, or in any other circumstance upon which such Founder Holder’s vote, consent or approval is sought, such Founder Holder shall vote or cause to be voted (including by proxy, class vote and/or written consent, if applicable) all of its Subject Shares against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, consolidation, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of SPAC, or any public offering of securities of SPAC or any newly formed holding company of SPAC, other than in connection with the Merger; (ii) any alternative transaction or proposal relating to a business combination involving SPAC (other than the Merger); and (iii) except as expressly permitted by the Merger Agreement, any amendment to SPAC’s Organizational Documents or any other proposal or transaction involving SPAC or its Subsidiaries, which, in the case of clauses (i) or (iii), would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent or nullify the Merger Agreement, any Ancillary Document, the Merger, any other Transaction, or change in any material respect the voting rights of any class of SPAC’s share capital; provided, however, that nothing in this Section 4.1(b) shall prohibit a Founder Holder from voting in favor of any transaction financing expressly contemplated by the Merger Agreement.

(c) Revoke Other Proxies. Such Founder Holder represents and warrants that any proxies or powers of attorney previously granted with respect to the Subject Shares that remain in effect are revocable, and all such proxies or powers of attorney have been, or by this Agreement are, revoked, other than any voting or other arrangements set forth in SPAC’s Organizational Documents.

4.2 No Transfer. From the date of this Agreement until the earlier of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, each Founder Holder shall not, directly or indirectly, Transfer any Subject Shares, except: (a) pursuant to this Agreement; (b) with the prior written consent of SPAC; (c) in connection with any transaction financing expressly contemplated by the Merger Agreement; or (d) to an Affiliate of such Founder Holder, provided that such Affiliate enters into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement to the same extent as such Founder Holder with respect to such transferred Subject Shares. For purposes of this Agreement, “Transfer” means, with respect to any Subject Shares: (i) to sell, offer, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, or otherwise transfer, dispose of or encumber (including by gift, tender or exchange offer, merger, by operation of Law or otherwise), or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Exchange Act and the rules thereunder; (ii) to enter into any swap, hedging or similar arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Subject Shares, whether settled in securities, cash or otherwise; or (iii) to publicly announce any intention to effect any transaction described in clause (i) or (ii), or enter into any contract, option or arrangement (including any profit-sharing arrangement) with respect thereto, other than pursuant to the Merger. In addition, each Founder Holder shall not: (x) grant any proxies or enter into any voting agreement, voting trust or similar arrangement (including any loan of Subject Shares), other than as set forth in this Agreement or in SPAC’s Organizational Documents; (y) take any action that would cause any representation or warranty of such Founder Holder herein to be untrue or incorrect, or that would prevent or materially impair such Founder Holder from performing its obligations hereunder; or (z) commit or agree to take any of the foregoing actions. Any attempted action in violation of this Section 4.2 shall be null and void. Each Founder Holder further agrees not to request that SPAC register any Transfer of Subject Shares (by book-entry or otherwise) other than as expressly permitted hereby.

4.3 No Solicitation. During the term of this Agreement, each Founder Holder agrees that it shall not, directly or indirectly, in its capacity as such: (a) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Transaction; (b) participate in any discussions or negotiations regarding, or furnish or receive from any Person (other than the Company, PubCo, SPAC, Merger Sub, their respective Affiliates or Representatives) any nonpublic information relating to SPAC or its Subsidiaries, in connection with an Alternative Transaction; (c) approve, recommend, or make any public statement approving or recommending any Alternative Transaction; (d) enter into any letter of intent, term sheet, merger agreement or similar agreement relating to any Alternative Transaction; (e) solicit proxies, grant powers of attorney or similar rights to vote, or otherwise seek to influence any Person with respect to voting of Subject Shares in a manner intended to facilitate an Alternative Transaction or to oppose adoption of the Merger Agreement or approval of the Merger; (f) form, join or participate in a “group” (as defined in

Section 13(d) of the Exchange Act) with respect to any voting securities of SPAC in support of an Alternative Transaction; or (g) agree or commit to take any of the foregoing actions. Each Founder Holder shall promptly (and in any event within 48 hours) notify SPAC and the Company of any Alternative Transaction proposal, inquiry or request for nonpublic information received by such Founder Holder that could reasonably be expected to lead to an Alternative Transaction, and thereafter shall keep SPAC and the Company reasonably informed on a prompt basis (and in any event within 48 hours) of any material developments relating thereto. Each Founder Holder further agrees to, and shall cause its Representatives to, immediately cease and terminate any existing solicitations, discussions or negotiations with any third party (other than the parties hereto and their Affiliates) with respect to an Alternative Transaction. Notwithstanding the foregoing, (x) no Founder Holder shall be responsible for the actions or omissions of SPAC, PubCo, Merger Sub, or any of their respective officers, directors (acting in such capacity), employees, agents or advisors (collectively, the “SPAC Related Parties”), (y) no Founder Holder makes any representation or warranty with respect to the actions of any SPAC Related Party, and (z) any breach by SPAC of its obligations under the Merger Agreement shall not constitute a breach of this Section 4.3 by any Founder Holder (for the avoidance of doubt, each Founder Holder shall remain responsible for breaches of this Section 4.3 by itself or its Representatives, other than any Representative that is a SPAC Related Party).

4.4 Support of Mergers. During the term of this Agreement, such Founder Holder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Mergers on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Each Founder Holder hereby irrevocably waives, and agrees not to exercise or assert, any rights of appraisal, dissenters’ rights or similar rights under the Cayman Islands Companies Act (As Revised) or any other applicable Law in connection with the Merger and the Merger Agreement.

4.6 No Redemption. Such Founder Holder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Founder Holder shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such Founder Holder or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

4.7 New Shares. In the event that prior to the Closing (a) any shares of SPAC or other securities of SPAC are issued or otherwise distributed to such Founder Holder pursuant to any share dividend or distribution, or any change in any of shares of SPAC by reason of any share split-up, recapitalization, combination, exchange of shares or the like, (b) such Founder Holder acquires legal or beneficial ownership of any SPAC securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (c) such Founder Holder acquires the right to vote or share in the voting of any SPAC’s shares after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.8 Waiver of Anti-Dilution Protection. Such Founder Holder hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to SPAC’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements. Such Founder Holder acknowledges and agrees that (a) this Section 4.8 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to SPAC’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements; and (b) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

ARTICLE V
Additional Agreements of the Parties

5.1 Mutual Release.

(a) Founder Holder Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than SPAC or any of SPAC’s Subsidiaries), and each other Founder Holder on its own behalf, and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Release”), from (i) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Merger Effective Time to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Merger Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.1(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement, the Additional Agreements, or SPAC’s Organizational Documents, (II) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of SPAC, (III) arising under any then-existing insurance policy of SPAC, (IV) pursuant to a contract and/or SPAC policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Time, or (V) for any claim for Fraud.

(b) Company Release. Each of the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Founder Holder and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Merger Effective Time to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement or the Additional Agreements, (II) resulting from or arising out of any deficiencies or misstatements of any SPAC’s public filings with the SEC in all material respects prior to the Merger Effective Time, or (III) for any claim for Fraud.

5.2 Termination. This Agreement shall terminate upon the earliest of (a) the Acquisition Merger Effective Time, (b) the unanimous written agreement of all the parties hereto, and (c) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a willful breach of this Agreement.

5.3 Further Assurances. Each Founder Holder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under SPAC’s Organizational Documents or the Cayman Companies Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other Transaction.

ARTICLE VI
General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with the Merger Agreement and to such Founder Holder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. The Founder Holder hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Founder Holder’s identity and ownership of the Subject Shares and the nature of the Founder Holder’s obligations under this Agreement.

6.3 Miscellaneous. The provisions of Articles XII and XV of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

QUMS Pubco Ltd.
a Cayman Islands exempted company

By:
Name:	Ping Zhang
Title:	Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

QUANTUMSPHERE ACQUISITION CORPORATION

Signature:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SACH PTE. LTD.

Signature:
Name:	Jonathan Zhang
Title:	Director/CEO

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Whiteowl Holdings LLC

Signature:
Name:	Ping Zhang
Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

OMNIVATE GLOBAL LTD.

Signature:
Name:	Jonathan Zhang
Title:	Director/CEO

[Signature Page to Sponsor Support Agreement]

Schedule A

Name of Founder Holder	Number of SPAC Ordinary Shares
WHITEOWL HOLDINGS LLC	2,898,000 Class B Ordinary Shares

Sch. A-1